Exhibit 10.1

ARROWHEAD RESEARCH CORPORATION

2013 INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Arrowhead Research Corporation 2013 Incentive Plan (as amended from time to time, the “Plan”) shall have the same defined meanings in this Stock Option Award Agreement (this “Agreement”).

AGREEMENT

A.	Grant of Option.

(i) The Optionee (the “Optionee”) named in the Notice of Grant attached as Part I of this Agreement (the “Notice of Grant”) is granted an option (this “Option”), on the Date of Grant set forth in the Notice of Grant (the “Date of Grant”), to purchase the Number of Shares set forth in the Notice of Grant (the “Number of Shares”, which amount is subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the ), at the Exercise Price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the 2013 Incentive Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

(ii) If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Section 422(b) of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Non-statutory Stock Option (“NSO”).

B.	Exercise of Option.

(i) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant (the “Vesting Schedule”) and the applicable provisions of the Plan and this Agreement.

(ii) Exercise Period. In no event shall this Option be exercised later than the Expiration Date set forth in the Notice of Grant (the “Expiration Date”). Specifically, any vested portion of this Option may be exercised after a termination of Employment, but not later than the Expiration Date.

(iii) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of shares of Stock in respect of which this Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Secretary or Chief Financial Officer of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. The portion of this Option representing the Exercised Shares shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and satisfaction by the Optionee of any required tax withholding.

(iv) Compliance with Applicable Laws. No Stock shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with applicable laws. If at the time of exercise, the Optionee is prohibited by applicable law or written Company policy applicable to the Optionee and similarly situated employees from engaging in any open-market sales of Stock, the Expiration Date will automatically be extended to thirty (30) days following the date the Optionee is no longer prohibited from engaging in such open-market sales.

C.	Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(i) Cash; or

2013 Incentive Plan

(ii) Check; or

(iii) Consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

(iv) Surrender of other shares of Stock which (x) in the case of shares of Stock acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

D.	Non-Transferability of Option.

This Option may not be transferred except at death in accordance with Section 6(a)(3) of the Plan and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, and beneficiaries of the Optionee.

E.	Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement. Any portion of this Option that remains outstanding and that has not been exercised by the Expiration Date will thereupon immediately terminate, except as otherwise expressly provided for in Section B.iv. above. Upon any termination of Employment prior to the Expiration Date, the provisions of Section 6(a)(4)(A)-(E) shall apply.

F.	Certain Tax Matters.

The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued shares of Stock (or any portion thereof) upon exercise, are subject to the Optionee’s promptly paying, or in respect of any later requirement of withholding being liable promptly to pay at such time as such withholdings are due, to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld, if any. No shares of Stock will be transferred pursuant to the exercise of this Option unless and until the person exercising this Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local requirements with respect to tax withholdings then due and has committed (and by exercising this Option the Optionee shall be deemed to have committed) to pay in cash all tax withholdings required at any later time in respect of the transfer of such Exercised Shares, or has made other arrangements satisfactory to the Administrator with respect to such taxes. The Optionee also authorizes the Company and its subsidiaries to withhold such amounts from any amounts otherwise owed to the Optionee, but nothing in this sentence shall be construed as relieving the Optionee of any liability for satisfying his or her obligations under the preceding provisions of this Section.

G.	Forfeiture; Recovery of Compensation.

By accepting this Option the Optionee expressly acknowledges and agrees that his or her rights (and those of any permitted transferee) under this Option or to any Stock acquired under this Option or any proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision).

H.	Entire Agreement.

The Plan, this Agreement, and the Notice of Grant constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee interest except by means of a writing signed by the Company and the Optionee.

I.	NO GUARANTEE OF CONTINUED SERVICE.

THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED

2013 Incentive Plan

AN OPTION OR PURCHASING STOCK HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE OPTIONEE’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

The Optionee has reviewed the Plan, this Agreement, and the Notice of Grant in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan, this Agreement and the Notice of Grant. By accepting this Option, the Optionee agrees to be bound by, and agrees that the Option is subject in all respects to, the terms of the Plan. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, this Agreement, and the Notice of Grant. The Optionee further agrees to notify the Company upon any change in the residence address indicated on this Agreement.

OPTIONEE	ARROWHEAD RESEARCH CORPORATION

Signature	By

Title

Address:	Address:

225 S. Lake Avenue Suite 1050 Pasadena, CA 91101

2013 Incentive Plan

EXHIBIT A

ARROWHEAD RESEARCH CORPORATION

2013 INCENTIVE PLAN

EXERCISE NOTICE

Arrowhead Research Corporation

225 South Lake Avenue, Suite 1050

Pasadena, California 91101

Attention: Secretary or CFO

1. Exercise of Option. Effective as of today,             ,             the undersigned (“Purchaser”) hereby elects to purchase             shares (the “Shares”) of the Common Stock of Arrowhead Research Corporation (the “Company”) under and pursuant to the Company’s 2013 Incentive Plan (the “Plan”) and the Stock Option Award Agreement, including the Notice of Grant attached thereto as Part I dated             ,             (together, the “Option Agreement”). The purchase price for the Shares shall be $            , as required by the Option Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

Submitted by:	Accepted by:

PURCHASER	ARROWHEAD RESEARCH CORPORATION

Signature	By

Print Name	Title

Date Received	Date Received

Address:	Address:

225 South Lake Avenue, Suite 1050
Pasadena, California 91101

2013 Incentive Plan